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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 3 to Registration Statement No. 333-193932 on Form S-1 of our report dated December 23, 2013, relating to the financial statements and financial statement schedule of Alion Science and Technology Corporation (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph that raises substantial doubt about its ability to continue as a going concern due to the Company's refinancing needs, its recurring net losses, and its excess of liabilities over assets, as discussed in Note 2 to the Company's financial statements) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading of "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

May 5, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM